UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 22, 2009 (May 19, 2009)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices, including zip code)
(703) 390-2700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including statements regarding our capital needs, business strategy, expectations and intentions. Statements that use the terms “believe,” “do not believe,” “anticipate,” “expect,” “plan,” “estimate,” “intend” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events. Because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. Actual results may differ from the forward looking statements in this report, and the differences could be substantial. We disclaim any obligation to publicly update these statements, or disclose any difference between our actual results and those reflected in these statements.

Item 1.01 Entry into a Material Definitive Agreement(s)

On May 19, 2009, SkyTerra LP amended its Launch Services Agreement (the “ILS Agreement”) with International Launch Services (“ILS”) to exercise an option to obtain a second launch by ILS of SkyTerra’s SKYT-2 satellite for a fixed price contract. The ILS Agreement provides for the launch of the SKYT-2 satellite with a launch window beginning December 1, 2010.

Simultaneously, the financing provisions with respect to the launch of the first satellite, SKYT-1, were amended to provide for earlier payment with respect to the first launch than previously scheduled, with a reduction in the relevant financing expense. Together, the amended ILS Launch Service Agreement, and option exercise for both satellites is for a fixed price of approximately $175,500,000.

Item 1.02 Termination of a Material Definitive Agreement

At the same time, on May 19, 2009, SkyTerra LP provided notice of termination for material breach of its Launch Services Agreement (the “Sea Launch Agreement”) with Sea Launch Company, L.L.C. (“Sea Launch”). Following previous discussions with Sea Launch, SkyTerra made the decision to terminate the Sea Launch Agreement and instead to proceed with ILS as its launch provider for SkyTerra’s SKYT-2 satellite, as discussed above. We are presently considering whether to pursue the return of the $12 million we have previously paid to Sea Launch under the Sea Launch Agreement. There can be no assurance that were we to pursue the recovery of the prior amounts paid to Sea Launch that we would be successful, or that the termination would be determined to be a termination for cause rather than a termination for convenience, in which latter event we would not be entitled to recovery of prior amounts paid and would instead be responsible for any additional payment due under the termination for convenience provisions of the Sea Launch Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 22, 2009	By:	/s/ Randy Segal
Name: Randy Segal
Title: Senior Vice President, General Counsel and Secretary